Exhibit 10.1

AMENDMENT TO

DEVELOPMENT AND LICENSING AGREEMENT

THIS AMENDMENT TO THE DEVELOPMENT AND LICENSING AGREEMENT (the “Amendment”) is made as of December 9, 2022 (the “Amendment Date”) and effective as of October 1, 2022, by and between Eagle Pharmaceuticals, Inc. (“Eagle”), and Robert One, LLC, (“Robert One”), and amends the February 13, 2009 Development and Licensing Agreement, by and between Eagle and Robert as amended on May 22, 2009, December 23, 2010, and August 5, 2015 (collectively the “Agreement”). Capitalized terms used in this Amendment and not otherwise defined shall have the same meanings ascribed to such terms in the Agreement.

WHEREAS, Eagle and Robert One desire to amend the Agreement, as more particularly set forth herein.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Eagle and Robert One follows:

1.	Amendment to Section 1.37. Section 1.37 of the Agreement is hereby amended by deleting the entire clause and replacing it with:

1.37	"ROYALTY RATE" means (i) thirty percent (30%) with respect to a 505(b)(2) application; and (ii) thirty percent (30%) with respect to an ANDA application.

2.	Amendment to Section 3.2. Section 3.2 of the Agreement is hereby amended by adding the following clause:

Notwithstanding the foregoing and anything in this Agreement to the contrary, with respect to the Pemetrexed parenteral formulation, for the ROYALTY TERM, EAGLE shall pay ROBERT a royalty of ten percent (10%) on GROSS PROFIT greater than EIGHTY-FIVE MILLION DOLLARS ($85,000,000.00) and twelve percent (12%) on GROSS PROFIT greater than ONE HUNDRED FIFTEEN MILLION DOLLARS ($115,000,000.00). For the sake of clarity, a royalty shall only be paid on sales of Pemetrexed products generating greater than $85M in GROSS PROFIT during the ROYALTY TERM and not on the sales generating less than $85M in GROSS PROFIT.

3.	Lump Sum Payment for Pemetrexed Royalty Buy-Down. Eagle shall make a lump sum payment of FIFTEEN MILLION DOLLARS USD ($15,000,000.00) to Robert One on January 3, 2023.

4.	Effect on the Agreement. Except as specifically amended herein, the Agreement, all other documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect.

5.	Entire Agreement. The Agreement, as modified by this Amendment, and the other writings specifically identified therein and herein or contemplated thereby and hereby, is complete, reflects the entire agreement of the Parties with respect to the subject matter hereof, and supersedes all previous written or oral negotiations, commitments and writings.

6.	Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed an original and any of which shall constitute a single document. A PDF signature of an authorized signatory of any Party shall be valid and binding and constitute due execution and delivery of this Amendment by such Party.

7.	Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware without regard to its conflict of law rules or principles.

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed and delivered by their respective proper and duly authorized representatives as of the date first set forth above.

EAGLE PHARMACEUTICALS, INC.

By:	/s/ Scott Tarriff
Name: Scott Tarriff
Title: President and CEO

ROBERT ONE, LLC

By:	/s/ Joseph Bohan
Name: Joseph Bohan
Title: President & CEO